================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of Earliest Event Reported):
                                 April 1, 1999


                               AURORA FOODS INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                   333-50681
                                   ---------
                             Commission File Number


            DELAWARE                                   94-3303521
            ---------                                  ----------
 (State or Other Jurisdiction of            (IRS Employer Identification No.)
  Incorporation)


                       456 Montgomery Street, Suite 2200
                            San Francisco, CA  94104
          (Address of Principal Executive Office, Including Zip Code)


                                 (415) 982-3019
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 5.  OTHER EVENTS.
----------------------

On April 1, 1999, Aurora Foods Inc., a Delaware corporation (the "Company"), consummated the purchase of all the outstanding capital stock of Sea Coast Foods, Inc., a Washington corporation. A copy of the press release issued by the Company relating to the acquisition, dated April 5, 1999, is attached as Exhibit 99 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

       Exhibit Number     Exhibit
       --------------     -------

             99 Press release announcing the acquisition of Sea Coast Foods, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA FOODS INC.
(Registrant)

By:  /s/ M. Laurie Cummings
     ----------------------
     M. Laurie Cummings
     Chief Financial Officer and Secretary

Date:  April 8, 1999

EXHIBIT 99
----------

Aurora Foods Completes Chef's Choice Acquisition
Fast-Growing Brand Seen Nearly Doubling Sales in Two Years

SAN FRANCISCO, April 5, 1999 -- Aurora Foods Inc. (NYSE: AOR), a leading producer and marketer of premium branded foods, today announced that it has completed the $50-million acquisition of the Chef's Choice(R) brand of skillet meals.

"We're pleased to add the Chef's Choice line of products to the Aurora family of premium brands," said Ian R. Wilson, Chairman and Chief Executive Officer of Aurora Foods. "Chef's Choice is well positioned in a rapidly growing category and will benefit from Aurora's management and marketing expertise."

For its fiscal year that ended January 31, 1999, Chef's Choice reported sales of $57 million, up 110% from sales of $27 million for the previous fiscal year. Mr. Wilson expects Chef's Choice to increase sales to approximately $100 million over the next two years as the products benefit from Aurora's strong customer relationships and broad distribution system. The acquisition will be accretive to earnings immediately.

Chef's Choice is a leading brand in the rapidly growing frozen skillet meal category with distribution in about half of the United States. Chef's Choice premium positioning complements Aurora's other premium frozen food product lines, which include Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood, Aunt Jemima(R) frozen breakfast products and Celeste(R) frozen pizza.

As part of the acquisition of Chef's Choice, which is owned by Seattle- based Sea Coast Foods, Inc., key executives will join Aurora and remain associated with the brand. The acquisition is structured as a purchase of the stock of Sea Coast Foods.

The Chef's Choice product line consists of 10 items, including Chicken, Shrimp and Beef Stir Fry, Shrimp Linguini, Chicken Santa Fe, Chicken Marinara, Shrimp Fried Rice, Steak Ranchero, Sun-Up Skillet Breakfast with Sausage and Sun-Up Skillet Breakfast with Ham. An entire meal in one package, Chef's Choice can be prepared in a single skillet in under 15 minutes.

Aurora is one of the fastest-growing producers and marketers of premium branded frozen and dry grocery products. In 1998, sales reached approximately $1 billion and earnings per share climbed more than 40% from year-ago levels. The Company has been able to achieve such strong results by sustaining the long-term growth of its acquired brands with new product introductions, new advertising campaigns and increased consumer marketing.

Aurora Foods Inc., which is based in San Francisco, is a leading producer and marketer of premium branded food products including Duncan Hines(R) baking mixes, Log Cabin(R) and Mrs. Butterworth's(R) syrup, Van de Kamp's(R) and Mrs. Paul's(R) frozen seafood, Aunt Jemima(R) frozen breakfast products and Celeste(R) frozen pizza. Aurora's products can be found in some of the fastest growing categories in the supermarket and command either the No. 1 or No. 2 positions in their respective categories and/or markets.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in the Company's filing with the Securities and Exchange Commission.

                                       4